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                                   Exhibit 3.4











                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              MODERN RECORDS, INC.



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                                TABLE OF CONTENTS


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
ARTICLE I. OFFICES...........................................................................1
        Section 1.1. Principal Executive office..............................................1
        Section 1.2. Other Offices...........................................................1


ARTICLE II. MEETING OF SHAREHOLDERS..........................................................1
        Section 2.1. Annual Meetings.........................................................1
        Section 2.2. Special meetings........................................................1
        Section 2.3. Notice of Meetings......................................................1
        Section 2.4. Delivery of Notice......................................................1
        Section 2.5. Approvals...............................................................2
        Section 2.6. Quorum..................................................................2
        Section 2.7. Adjourned Meeting and Notice Thereof....................................2
        Section 2.8. Record Date.............................................................3
        Section 2.9. Voting at Meetings......................................................3
        Section 2.10. Proxies................................................................3
        Section 2.11. Inspectors of Election.................................................4
        Section 2.12. Action Without Meeting.................................................4


ARTICLE III. DIRECTORS.......................................................................5
        Section 3.1. Number of Directors.....................................................5
        Section 3.2. Powers..................................................................5
        Section 3.3. Committees..............................................................5
        Section 3.4. Election and Term of Office.............................................6
        Section 3.5. Vacancies...............................................................6
        Section 3.6. Removal.................................................................7
        Section 3.7. Place of Meeting........................................................7
        Section 3.8. Annual Meeting..........................................................7
        Section 3.9. Regular Meetings........................................................7
        Section 3.10. Special Meetings.......................................................7
        Section 3.11. Waiver of Notice.......................................................7
        Section 3.12. Adjournment of Meetings................................................8
        Section 3.13. Quorum.................................................................8
        Section 3.14. Telephonic Meetings....................................................8
        Section 3.15. Action Without Meeting.................................................8
        Section 3.16. Fees and Compensation..................................................8


ARTICLE IV. OFFICERS.........................................................................8
        Section 4.1. Officers................................................................8
        Section 4.2. Appointment of Officers.................................................8
        Section 4.3. Other Officers..........................................................9



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
        Section 4.4. Removal and Resignation.................................................9
        Section 4.5. Vacancies...............................................................9
        Section 4.6. Chairman of the Board of Directors......................................9
        Section 4.7. President...............................................................9
        Section 4.8. Vice President..........................................................9
        Section 4.9. Secretary...............................................................9
        Section 4.10. Chief Financial Officer...............................................10


ARTICLE V. INDEMNIFICATION AND INSURANCE....................................................10
        Section 5.1. Definitions............................................................10
        Section 5.2. Actions by Third Parties...............................................10
        Section 5.3. Actions by or in the Right of the Corporation..........................11
        Section 5.4. Indemnification Against Expenses.......................................11
        Section 5.5. Required Determinations................................................11
        Section 5.6. Advance of Expenses....................................................12
        Section 5.7. Other Indemnification..................................................12
        Section 5.8. Forms of Indemnification Not Permitted.................................12
        Section 5.9. Insurance..............................................................12
        Section 5.10. Nonapplicability to Fiduciaries of Employee Benefit Plans.............13
        Section 5.11. Limitations to Authority to Provide Indemnification...................13


ARTICLE VI. SHARE CERTIFICATES..............................................................13
        Section 6.1. Execution of Certificates..............................................13
        Section 6.2. Certificates...........................................................14
        Section 6.3. Partial Payment........................................................14
        Section 6.4. Transfer of Certificates...............................................14
        Section 6.5. Lost, Stolen or Destroyed Certificate..................................14


ARTICLE VII. MISCELLANEOUS..................................................................15
        Section 7.1. Checks, Drafts, Etc....................................................15
        Section 7.2. Authority to Execute Contracts.........................................15
        Section 7.3. Representation of Shares of Other Corporations.........................15
        Section 7.4. Inspection of Bylaws...................................................15
        Section 7.5. Annual Report to Shareholders..........................................15
        Section 7.6. Construction and Definitions...........................................15
        Section 7.7. Shareholder's Right to Inspect Corporate Records.......................16


ARTICLE VIII. AMENDMENTS....................................................................16
        Section 8.1. Power of Shareholders..................................................16
        Section 8.2. Power of Directors.....................................................16




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                                   ARTICLE I.
                                    OFFICES

               Section 1.1. Principal Executive office. The board shall have the power to designate and change the principal executive office from one location to another, within or without the State of California.

               Section 1.2. Other Offices. Other business offices may be established by the board at any place where the Corporation is qualified to do business.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

               Section 2.1. Annual Meetings. The purposes of the annual meeting are to elect directors, to receive and consider reports on the affairs of the Corporation, and to deal with any other matters as may properly came before such meeting.

               The annual meeting of shareholders shall be held at the principal executive office of this Corporation or at such other place within or without the State of California as may be designated by the board at 10:00 a.m. on the 28th day of October of each year, beginning in 1990 or such other date or such other time as may be fixed by the board; provided, however, that should said day fall upon a legal holiday, then such meeting will be held at the same time on the next succeeding business day.

               Section 2.2. Special meetings. Special meetings of the shareholders may be held for any lawful purpose. Special meetings may be called by the board, chairman of the board, the president, the secretary or by holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting.

               Section 2.3. Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (b) in the case of the annual meeting, (i) those matters which the board at the time of the mailing of the notice, intends to present for action by the shareholders subject to the General Corporation Law. The notice of any meeting at which directors are to be elected shall include the names of the nominees intended at the time of the notice to be presented by management for election. If the place of meeting has not been stated in the notice, then the meeting shall be held at the principal executive office of this Corporation.

               Section 2.4. Delivery of Notice. Notice of a meeting of shareholders shall be given either personally or by first class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of this Corporation or given by the shareholder to this Corporation for the purpose of notice. If no such address appears or is given, notice shall be addressed to the place where the principal executive office of the Corporation is located or shall be published at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be


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deemed to have been given at the time when delivered, personally or deposited in the mail, or sent by other means of written communication. An affidavit of mailing of any such notice given or delivered, in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of this Corporation shall be prima facie evidence of the giving of the notice.

               If any notice, addressed to the shareholder at the address of such shareholder appearing on the books of this Corporation, is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand of the shareholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice to all other shareholders.

               Upon request made in writing to the chairman of the board, president, vice president or secretary by any person (other than the board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote thereat specifying that a meeting will be held at a time requested by the person or persons calling the meeting, which meeting shall not be held less than thirty-five (35) days nor more than sixty (60) days after the receipt of the request.

               Section 2.5. Approvals. If a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof, the transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

               Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except (i) when at the beginning of the meeting the person objects to the transaction of any business because the meeting is not lawfully called or convened, and (ii) that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting.

               Section 2.6. Quorum. The presence of a majority of shares entitled to vote in person or by proxy at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

               Section 2.7. Adjourned Meeting and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, represented in person or by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section




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2.6 of these Bylaws. Notice need not be given of the adjourned meeting if the time and place thereof is announced at the meeting at which such adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for forty five (45) days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to the shareholders of record entitled to vote at a meeting as provided in these bylaws as in the case of an original meeting.

               Section 2.8. Record Date. In order that the corporation may determine the shareholders entitled to notice of any meeting and to vote, to receive any dividend or distribution, or any allotment of any rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The board may fix in advance a record date which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other action.

               If the board shall not have fixed a record date as aforesaid, the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining the shareholders entitled to give consent to corporate action by the board has been taken shall be the day on which the first written consent is given. The record date for determining the shareholders for any other purpose shall be at the close of business on the day of which the board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the day of such other action, whichever is later.

               Section 2.9. Voting at Meetings. Unless a record date for voting purposes is fixed by the board, as provided for in this Article then, subject to the provisions of Chapter 7 of the General Corporation Law relating to voting shares, the only persons entitled to vote shall be those persons in whose name shares stand on the stock records of the corporation at the close of business on the business day next preceding the date on which notice of the meeting is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, such day shall be the record date for such meeting.

               At a meeting for the election of directors, a majority of the affirmative votes cast in person and by proxy shall effect the election of directors. No shareholder shall be entitled to cumulate votes for any one (1) or more candidates unless the names of such candidates were placed in nomination prior to voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

               Section 2.10. Proxies. Every person entitled to vote shares may do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the Corporation. Any duly executed proxy continues in full force and effect until (a) an instrument revoking it or a duly executed proxy bearing a later date is received by the Corporation prior to the vote pursuant thereto,
(b) the person executing the proxy attends the meeting and votes in person, or
(c) before the vote is counted written notice of the death or incapacity of the maker is received by the Corporation. No



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proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided for in the proxy.

               Section 2.11. Inspectors of Election. Prior to any meeting of shareholders, the board may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not appointed or fail or refuse to appear, the chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one or more shareholders or their proxies, the majority of shares represented shall determine whether one (1) or three (3) Inspectors are to be appointed.

               The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies. The inspectors shall also receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine when the polls shall close, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

               If there are three (3) inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election shall be prima facie evidence of the facts stated therein.

               Section 2.12. Action Without Meeting. Except as hereinafter set forth, any action which, under any provision of the General Corporation Law, may be taken at a meeting of the shareholders, may be taken without meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding the foregoing, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors, provided that a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

               In the case where shareholder approval is required for (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the Corporation as authorized by the General Corporation Law,
(iii) a reorganization of the Corporation as defined in Section 181 of the General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, unless the consent of all shareholders entitled to vote has been received, notice of any action described above, approved by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval. Prompt notice of any other corporate action approved by shareholders by less than unanimous written consent, shall be given to those shareholders entitled to vote who did not consent in writing.




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               Unless otherwise designated by the board the record date for determining shareholders entitled to give consent to corporate action in writing shall be the day on which the first written consent is given.

               Any shareholder giving a written consent, proxy or the shareholder's proxyholder, a transferee of the shares, a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a written notice delivered to the Corporation. If such revocation is received prior to the time that written consents for the number of shares required to authorize the proposed action have been received by the Corporation, the revocation is then effective upon its receipt by the Corporation.





                                  ARTICLE III.
                                   DIRECTORS

               Section 3.1. Number of Directors. The authorized number of directors of this Corporation shall be no less than four (4) no more than seven
(7), with the exact number of directors to be determined by the Board of Directors. The authorized number of directors may be changed by an amendment of these Bylaws duly adopted by the approval of the outstanding shares of the Corporation entitled to vote. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

               Section 3.2. Powers. The business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board. The board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the board.

               The board has the authority to fix the compensation of directors for services in any lawful capacity. Each director shall exercise such powers and otherwise perform the duties of a director in good faith, in the manner such director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, using ordinary prudence, as an ordinarily prudent person in a like position would use under similar circumstances.

               Section 3.3. Committees. The board may, by resolution adopted by a majority of the authorized number of directors, establish one or more committees, each consisting of two (2) or more directors to serve at the pleasure of the board. Any such committee, to the extent provided in the resolution of the board, shall have all the authority of the board except with respect to:

               (a) The approval of any action for which the General Corporation Law or the Articles of Incorporation requires shareholder approval.




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               (b) The filling of vacancies on the board or any committee.

               (c) The fixing of compensation of the directors for serving on the board or on any committee.

               (d) The adoption, amendment or repeal of these Bylaws.

               (e) The amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable.

               (f) Any distribution to the shareholders except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the board.

               (g) The appointment of other committees of the board or the members thereof.

               The board shall have the power to prescribe the manner in which proceedings of the committees shall be conducted. Unless the board provides otherwise all provisions of these bylaws applicable to board meetings apply to committee meetings.

               Section 3.4. Election and Term of Office. The initial board shall consist of the persons either designated in the Articles of Incorporation or elected by the incorporators. Directors shall hold office until the expiration of the term for which elected and until their successors have been elected and qualified, or until their earlier resignation or removal from office. Thereafter, the directors elected at each annual meeting of the shareholders shall hold office until the next annual meeting. Each director, including directors who are elected to fill vacancies, shall hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death.

               Section 3.5. Vacancies. A vacancy on the board shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors is increased, or if at any annual or special meeting of shareholders at which any director or directors are elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting. The board shall have the power to declare vacant the office of a director if he is either declared of unsound mind by an order of court or convicted of a felony.

               Vacancies on the board may be filled by a majority of the directors then in office, whether or not less than a quorum, or by the sole remaining director. A vacancy on the board created by the removal of a director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of a majority of the outstanding shares entitled to vote. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, the board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.



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               Section 3.6. Removal. The entire board or any individual director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; provided, that unless the entire board is removed, an individual director shall not be removed if the number of shares against his removal or not consenting in writing to such removal would be sufficient to elect such individual director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the directors' most recent election were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting.

               Section 3.7. Place of Meeting. Regular meetings of the board shall be held at any place within or without the State of California which has been designated in the notice of the meeting or, if there is no notice, as designated from time to time by resolution of the board or by written consent of all members of the board given either before or after the meeting and filed with the secretary of the Corporation. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation. special meetings of the board may be held either at a place so designated or at the principal executive office.

               Section 3.8. Annual Meeting. The annual meeting of the board shall be held immediately following the annual meeting of shareholders or at such other time and place as shall be fixed by the board. The purpose of the annual meeting is to elect officers and to transact such other business as may properly come before the meeting. In the event that the newly elected board shall meet immediately following the annual meeting of the shareholders, call and notice of such meetings is hereby waived.

               Section 3.9. Regular Meetings. Regular meetings of the board may be held without notice or waiver thereof if the time and place have been established and fixed by resolution of the board.

               Section 3.10. Special Meetings. Special meetings of the board may be held for any lawful purpose. Special meetings may be called at any time by the chairman, the president, any vice president, the secretary, or any two (2) directors.

               Special meetings shall be held upon four (4) days' notice by mail or forty-eight (48) hours' notice delivered personally or by telephone or telegraph. In case such notice is mailed, it shall be effective upon deposit in the United States mail, postage prepaid. The notice shall state the date, place and hour of the meeting, but the notice or a waiver of notice need not specify the purpose of any meeting of the board.

               Section 3.11. Waiver of Notice. The transactions of any meeting of the board, however called and noticed shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and, if, either before or after the meeting, each of the directors not present, or who, though present has not, prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.




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               Section 3.12. Adjournment of Meetings. In the absence of a quorum, a majority of the directors present at any meeting, either regular or special, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

               Section 3.13. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. When a vacancy exists a majority of the directors in office shall constitute a quorum, such majority shall be at least one third (1/3) of the authorized number of directors or at least two directors whichever is larger, unless the authorized number of directors is one (1).

               Every act or decision, done or made by a majority of the directors present, shall be regarded as the act of the board unless a greater number is required by law or by the Articles of Incorporation.

               A meeting at which a quorum is initially present may continue notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

               Section 3.14. Telephonic Meetings. Members of the board may participate in a meeting through use of a conference telephone or similar communications equipment, so long as all members participating in such a meeting can hear one another. Participation in a meeting as herein described constitutes presence in person at such meeting.

               Section 3.15. Action Without Meeting. Any action required or permitted to be taken by the board or a committee of the board may be taken without a meeting if all members of the board or committee individually or collectively consent in writing to such action. Each such written consent shall be filed with the minutes of the proceedings of the board or committee. Such action by written consent shall have the same force and effect as a unanimous vote of such directors or committee members.

               Section 3.16. Fees and Compensation. Directors and members of committees shall not receive any salary for their services as directors or members, however, upon resolution of the board, a fixed fee, with or without reimbursement for expenses of attendance, may be allowed. Nothing herein contained shall be construed to preclude any director or committee member from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV.
                                    OFFICERS

               Section 4.1. Officers. The officers of the Corporation shall be a chairman of the board or a president, or both, a secretary, a chief financial officer and such additional officers as may be elected or appointed in accordance with Section 4.3 of these Bylaws. One (1) person may hold two (2) or more offices.

               Section 4.2. Appointment of Officers. All officers of the Corporation, except such officers as may be appointed in accordance with Section 4.3, shall be appointed annually by



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the board, and each shall hold office until they shall severally resign or shall be removed or otherwise disqualified to serve, or until their successors shall be elected and qualified.

               Section 4.3. Other Officers. The board may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as the board may determine.

               Section 4.4. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors then in office.

               Any officer may resign at any time by giving written notice to the board or any other officer of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein.

               Section 4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

               Section 4.6. Chairman of the Board of Directors. The chairman of the board, if there shall be such, shall, if present, preside at all meetings of the board and exercise and perform such other powers and duties as may from time to time be assigned to him by the board or prescribed by the Bylaws.

               Section 4.7. President. Subject to such supervisory powers as may be given by the board to the chairman, the president shall be the general manager and the chief executive officer of the Corporation and shall, subject to the control of the board have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman, or if there be none, at all meetings of the board. The president shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board or these Bylaws.

               Section 4.8. Vice President. In the absence or disability of the president, the vice presidents, in order of their rank as fixed by the board, or if not ranked, the vice president designated by the board, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon the president. The vice president shall have such other powers and perform such other duties as from time to time may be prescribed by the board or these Bylaws.

               Section 4.9. Secretary. The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board may designate, a book of minutes of all meetings of shareholders, the board and the committees of the board, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at the directors' or the committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

               The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, a record of its shareholders giving the



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


names and addresses of all shareholders and the number, class and series of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation. This information may be kept in written form or in any other form capable of being converted into written form.

               The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board required by the Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the board or by these Bylaws.

               Section 4.10. Chief Financial Officer. The chief financial officer shall also be the treasurer of the corporation. The chief financial officer shall keep and maintain, or cause to be kept and maintained, in accordance with generally accepted accounting principals adequate and correct accounts of the properties and transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

               The chief financial officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the board. He shall disburse the funds of the Corporation as may be ordered by the board, shall render to the chief executive officer and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the board or these Bylaws.

                                   ARTICLE V.
                          INDEMNIFICATION AND INSURANCE

               Section 5.1. Definitions.

               "Agent" Any person who is or was a director, officer, employee or other agent of this Corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic Corporation which was a predecessor Corporation of this Corporation or of another enterprise at the request of such predecessor corporation.

               "Proceeding" Any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Sections 5.4 or 5.5(c) of this Article.

               Section 5.2. Actions by Third Parties. This Corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

               Section 5.3. Actions by or in the Right of the Corporation. This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this corporation to procure a judgment in its favor by reason of the fact that that person is or was an agent of this corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this corporation and its shareholders. No indemnification shall be made under this Section 5.3:

               (a) in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to this corporation in the performance of that person's duty to this corporation and its shareholders, unless and only to the extent that the court in which that proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses and then only to the extent that the court shall determine;

               (b) of amounts paid in settling or otherwise disposing of a pending action, without court approval; or

               (c) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

               Section 5.4. Indemnification Against Expenses. To the extent that an agent of this Corporation has been successful on the merits in defense of any proceeding referred to in Sections 5.2 or 5.3, or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

               Section 5.5. Required Determinations. Except as provided for in
Section 5.4 of this Article, any indemnification under this Article shall be made by this corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 5.2 or 5.3 of this Article, by:

               (a) a majority vote of a quorum consisting of directors who are not parties to the proceeding;

               (b) if such quorum of directors is not obtainable, by independent legal counsel in a written opinion;

               (c) approval by the affirmative vote of a majority of the shares of this corporation entitled to vote and represented at a duly held meeting at which a quorum is present or by the written consent of holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or

               (d) the court in which the proceeding is or was pending, upon application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

               Section 5.6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by this Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

               Section 5.7. Other Indemnification. No provision made by the Corporation to indemnify its directors or officers or those of any of its subsidiaries for the defense of any proceeding, whether contained in the Articles of Incorporation, Bylaws, a resolution of shareholders or directors, an agreement or otherwise, shall be valid unless consistent with this Article. Nothing contained in this Section shall affect any right to indemnification to which persons other than directors and officers of this Corporation or any subsidiary hereof may be entitled by contract or otherwise.

               Section 5.8. Forms of Indemnification Not Permitted. No indemnification or advance shall be made under this Article, except as provided in Sections 5.4 or 5.5(c), in any circumstance where it appears:

               (a) That it would be inconsistent with a provision of the Articles of Incorporation, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

               (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

               Section 5.9. Insurance. Upon and in the event of a determination by the board of directors of this corporation to purchase insurance, this corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this section. If so determined by the board of directors, this corporation may purchase insurance pursuant to this Section 9 from an insurer of which this company owns all or a portion of the shares, provided that, such insurer shall comply with applicable law, including Section 317(i) of the California Corporations Code.

               Section 5.10. Nonapplicability to Fiduciaries of Employee Benefit Plans. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent as defined in Section 5.1 of these Bylaws. A Corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California Corporations Code.

               Section 5.11. Limitations to Authority to Provide Indemnification. This corporation may provide for indemnification of its agents by agreement, or otherwise, in excess of that expressly permitted by Section 317 of the California Corporations Code for breach of duty to the corporation and its stockholders provided, however, that the provisions may not indemnify an agent:

               (a) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

               (b) for acts or omissions that the agent believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the agent;

               (c) for any transaction from which the agent derived an improper personal benefit;

               (d) for acts or omissions that show a reckless disregard for the agent's duty to the corporation or its shareholders in circumstances in which the agent was aware, or should have been aware, in the ordinary course of performing such person's duties, of a risk of serious injury to the corporation or its shareholders;

               (e) for acts or omissions that constitute an unexcused pattern of inattention tantamount to an abdication of the agent's duty to the corporation or its shareholders;

               (f) for violation of Section 310 of the California Corporations Code;

               (g) for violation of Section 316 of the California Corporations Code.

               (h) for circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code.

                                   ARTICLE VI.
                               SHARE CERTIFICATES

               Section 6.1. Execution of Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

               Section 6.2. Certificates. Each certificate for shares of stock of the Corporation shall set forth thereon the name of the record holder of the shares represented thereby, the kind or class and the number of shares of stock, and the series of shares of stock owned by said holder. If the shares of the Corporation are classified, or if any class of shares has two (2) or more series, there shall appear on the Certificate one of the following:

               (a) A statement of the rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof; or

               (b) A summary of such rights, preferences, privileges, and restrictions with reference to the provisions of the Articles of Incorporation and any certificate of determination of preferences establishing the same; or

               (c) A statement setting forth the office or agency of the Corporation from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in subdivision (a).

               Any certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the Corporate Securities Law of 1968, the federal securities laws, and any agreement between the Corporation and the issuee thereof.

               Section 6.3. Partial Payment. Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

               Section 6.4. Transfer of Certificates. Where a certificate for shares is presented to the Corporation or its transfer clerk or transfer agent with a request to register a transfer of shares, the Corporation shall register the transfer, cancel the certificate presented, and issue a new certificate if:
(a) the security is endorsed by the appropriate person or persons; (b) reasonable assurance is given that those endorsements are genuine and effective;
(c) the Corporation has no notice of adverse claims or has discharged any duty to inquire into such adverse claims; (d) any applicable law relating to the collection of taxes has been complied with; and (e) the transfer is not in violation of any federal or state securities law.

               Section 6.5. Lost, Stolen or Destroyed Certificate. Where a certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original if the owner: (a) so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) files with the Corporation a bond (or other adequate security) sufficient to indemnify the Corporation against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate; and (c) satisfies any other reasonable requirements as may be imposed by the corporation. Except as above provided, no new certificate for shares shall be issued in lieu of an old certificate unless the Corporation is ordered to do so by a court in the judgment in an action brought under Section 419 of the General Corporation Law.

                                  ARTICLE VII.
                                 MISCELLANEOUS

               Section 7.1. Checks, Drafts, Etc. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board.

               Section 7.2. Authority to Execute Contracts. The board may authorize any officer, agent or employee to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagements or to pledge its credit or to render it liable for any purpose or to any amount.

               Section 7.3. Representation of Shares of Other Corporations. The chairman of the board, the president, vice president, secretary or chief financial officer of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority herein granted to said chairman of the board or officers to vote or represent on behalf of this Corporation any and all shares held by this corporation in any other Corporation or Corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said chairman of the board or officer.

               Section 7.4. Inspection of Bylaws. The Corporation shall keep in its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California, the original or a copy of the Bylaws, as amended, or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

               Section 7.5. Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the board from issuing annual or other periodic reports to shareholders.

               Section 7.6. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the tern "person" includes a Corporation as well as a natural person.

               Section 7.7. Shareholder's Right to Inspect Corporate Records. The accounting books and records, minutes of proceedings of the shareholders and the board and committees of the board shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the shareholder's interest as a shareholder or as the holder of such voting trust certificate. The right of inspection created by this Section shall extend to the records of each subsidiary of this Corporation. Such inspection by a shareholder or a holder of a voting trust certificate may be made in person or by an agent or attorney, and the right of inspection includes the right to copy and to make extracts.

               A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the Corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholder's names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the Corporation and to obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. This list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

                                  ARTICLE VIII.
                                   AMENDMENTS

               Section 8.1. Power of Shareholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

               Section 8.2. Power of Directors. Subject to the right of shareholders, as provided in Section 8.1 to adopt, amend or repeal Bylaws, any Bylaw may be adopted, amended or repealed by the board other than a Bylaw or amendment thereof changing the authorized number of directors.





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